AMENDMENT NO. 1 TO GERMAN ASSET PURCHASE AGREEMENT



          AMENDMENT No. 1, dated as of November 23, 1993 (this "Amendment") to German Asset Purchase Agreement, dated as of November 18, 1993, by and among Imo Industries GmbH, a limited liability company incorporated under the laws of Germany, Imo Industries Inc., a Delaware corporation, Mark Controls GmbH i. Gr., a limited liability company in the process of being incorporated under the laws of Germany, and Mark Controls Corporation, a Delaware corporation (the "Agreement").

          The parties to this Amendment desire to amend the Agreement as hereinafter set forth. Therefore, the parties agree as follows:

          1. Section 11.1 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

               The amount payable on the Closing Date by the German Purchaser to the German Seller under this Agreement shall be (a) the amount by which the aggregate amount shown on the Initial Balance Sheet (as defined in the US Agreement) for the assets transferred hereunder shall exceed the amount shown on the Initial Balance Sheet for the German Assumed Liabilities, (b) expressed in Deutsche Marks utilizing the noon buying rate announced by the Federal Reserve Bank of New York on the business day immediately preceeding the Closing Date and (c) payable by wire transfer of immediately available funds to an account or accounts designated by the German Seller. Such amount shall be subject to adjustment as provided in Section 2.3 of the US Agreement (as so adjusted, the "Purchase Price").











          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.


                          IMO INDUSTRIES GMBH


                          By: /s/ J.S.W. Cooper
                        Name:  James S. W. Cooper
                       Title: Geschaftsfuhrer



                          IMO INDUSTRIES INC.


                          By: /s/ Thomas J. Bird
                        Name:  Thomas J. Bird
                       Title: Senior Vice President



                          MARK CONTROLS GMBH i. Gr.


                        By: /s/ William E. Bendix
                      Name:  William E. Bendix
                      Title: Managing Director
                             (Geschaftsfuhrer)



                          MARK CONTROLS CORPORATION


                          By: /s/ William E. Bendix
                           Name:  William E. Bendix
                          Title: Managing Director
                                 (Geschaftsfuhrer)